GRID PROMISSORY NOTE
                                  (LIBOR/PRIME)

$6,500,000                                                    Melville, New York
                                                              July 12, 2000


     FOR VALUE RECEIVED, HAUPPAUGE DIGITAL, INC. and HAUPPAUGE COMPUTER WORKS, INC. (the "Borrowers" and each, a "Borrower"), hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank") at the office of the Bank at 395
N. Service Road, 3rd Floor, Melville, New York 11747, in immediately available funds, the principal amount of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000) or such lesser amount as may constitute the outstanding balance hereof, in lawful money of the United States, on the earlier of (i) March 31, 2001 (the "Termination Date") or (ii) the date set forth in the Grid Schedule attached hereto as the maturity date for a Loan (as hereinafter defined) made hereunder ("Maturity Date") and interest on the same as hereinafter provided.

     Interest/Grid Schedule

     The Bank is authorized to enter on the Grid Schedule attached hereto (i) the amount of each Loan made from time to time hereunder, (ii) the date on which each Loan is made, (iii) the date on which each Loan shall be due and payable to the Bank which in no event shall be later than the Termination Date, (iv) the interest rate agreed between the Borrower and the Bank as the interest rate to be paid to the Bank on each Loan (each such rate, the "Applicable Interest Rate"), which rate, at the Borrower's option in accordance herewith, shall be at
(a) the Prime Rate (for "Prime Rate Loan(s)"), or (b) LIBOR (as hereafter defined) plus 1.25% (for "Eurodollar Loan(s)"), (v) the amount of each payment made hereunder, and (vi) the outstanding principal balance of the Loans hereunder from time to time, all of which entries, in the absence of manifest error, shall be rebuttably presumed correct and binding on the Borrower; provided, however, that the failure of the Bank to make any such entries shall not relieve the Borrower from its obligation to pay any amount due hereunder.

          Prime Rate Loans

(a) "Prime Rate Loans" shall mean a loan with interest accruing at Prime Rate. "Prime Rate shall mean the rate of interest as is publicly announced at the Bank's principal office from time to time as its prime commercial lending rate. The unpaid principal balance of Prime Rate Loans will bear interest equal at all times to the Prime Rate per annum in effect from time to time. Interest is to be computed on an actual/360 day basis, including any time extended by reason of Saturdays, Sundays and holidays. Interest shall be payable in arrears on a monthly basis on the first day of each month.

          Eurodollar Loans

(b) "Eurodollar Loans" shall mean a loan with interest accruing at the Eurodollar loan rate. Each Eurodollar Loan shall be made available by the Bank to the Borrower from the lending office designated by the Bank, and shall be in a minimum amount of $500,000. Interest shall be determined by the Bank for periods of one, two, three, or six months (the "Interest Period") (as selected by the Borrower); provided, however, no Interest Period shall extend beyond the Termination Date, and shall be at an annual rate equal to the London Interbank Offered
          Rate ("LIBOR") for corresponding deposits of U.S. Dollars ("Eurodollars") plus 1.25% ("Eurodollar Loan Rate"). LIBOR will be determined by the principal London Office of the Bank at the start of each Interest Period. Interest shall be paid at the end of each Interest Period or three month intervals, whichever is earlier, and is to be calculated on the basis of the actual number of days elapsed in a year of 360 days. Drawdowns for Eurodollar Loans shall require three
          (3) Business Days' (as hereinafter defined) notice prior to the first day of such Interest Period.

          Interest After Maturity

(c) Interest after maturity on any Loan shall be payable at a rate two percent (2%) per annum above the Bank's Prime Rate, which rate shall be computed for actual number of days elapsed on the basis of a 360-day year and shall be adjusted as of the date of each such change, but in no event higher than the maximum permitted under applicable law.

          Prepayment

     (a) The Borrower shall have the right (i) at any time and from time to time to prepay any Prime Rate Loan in full, or in part' without penalty and (ii) to prepay any Eurodollar Loan in full, or in part. on the last day of the Interest Period relating to such Loan, without penalty. Any prepayment of a Eurodollar Loan on a day other than the last day of the Interest Period relating to such Loan shall be in full, and upon at least three (3) Business Days' prior written notice to the Bank, and shall be subject to the penalty provisions of paragraph
(b) of this Section. A notice of prepayment shall specify the prepayment date (which shall be a Business Day) and the principal amount to be prepaid, shall be irrevocable and shall commit the Borrower to prepay the Loan in full on the date and in the amount stated therein. Each prepayment hereunder shall be accompanied by accrued pro-rated interest on the principal amount of the Loan to the date of prepayment.

     (b) The Borrower shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment of any Loan permitted under this Section. Such loss shall be the difference as reasonably determined by the Bank between the cost of obtaining the funds for such Loan and any lesser amount which may be realized by the Bank in reemploying the funds received in prepayment during the period from the date of prepayment to the maturity date of the Loan.

          Discretionary Loans by the Bank

     The Bank may lend, in its sole discretion in each instance, such amounts (each a "Loan" and collectively the "Loans") as may be requested by the Borrower hereunder, which Loans shall in no event exceed $6,500,000 in aggregate principal amount outstanding at any time. Any Eurodollar Loan shall be in a minimum principal amount of $500,000 and in increments of $100,000. Each such request for a Loan shall be made jointly by the President and Chief Executive Officer of the Borrower, both of which are hereby designated and authorized by the Borrower to request Loans and agree to the terms thereof (including without limitation the Applicable Interest Rate and Maturity Date with respect thereto). The Borrower shall give the Bank at least three (3) Business Days notice prior to the date of each drawdown and the end of each Interest Period (as hereafter defined) specifying whether the Loan is a Prime Rate Loan or Eurodollar Loan and the Interest Period applicable thereto. In the event the Borrower shall fail to provide such notice, the Loan shall be deemed to be a Prime Rate Loan and bearing interest at the applicable Prime Rate and shall have an Interest Period of one month. The principal amount of each Loan shall be paid on the earlier to occur of the Maturity Date applicable thereto, or the date upon which the entire unpaid balance of this Note shall otherwise become due and payable.

          Borrowing Sublimit

     Notwithstanding anything in this Note to the contrary, no advances shall be made hereunder and no letters of credit shall be issued by the Bank for the account of the undersigned ("Letters of Credit") if, as a result thereof, the aggregate unpaid principal balance of all advances made by the Bank to the Borrower hereunder plus the aggregate undrawn face amount of all Letters of Credit, the aggregate unreimbursed amount of all drafts drawn under Letters of Credit would exceed Six Million Five Hundred Thousand Dollars ($6,500,000).

          Increased Cost

     If at any time after the date hereof, the Board of Governors of the Federal Reserve System or any political subdivision of the United States of America or any other government, governmental agency or central bank shall impose or modify any reserve or capital requirement on or in respect of loans made by or deposits with the Bank or shall impose on the Bank or the Eurodollar market any other conditions affecting Eurodollar Loans, and the result of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on) the Bank of making or maintaining any Eurodollar Loans or to reduce the amount of any sum receivable by the Bank in respect thereof, by an amount deemed by the Bank to be material, then, within 30 days after notice and demand by the Bank, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction; provided, that the Borrower shall not be obligated to compensate the Bank for any increased cost resulting from the application of Regulation D as required by the definition of Adjusted Eurodollar Rate, as such term is used in Regulation D. Any such obligation by the Borrower to the Bank shall not be due and owing until the Bank has delivered written notice to the Borrower. Failure by the Bank to provide such notice shall not be deemed a waiver of any of its rights hereunder. A certificate of the Bank claiming compensation hereunder and setting forth the additional amounts to be paid to it hereunder and the method by which such amounts were calculated shall be conclusive in the absence of manifest error.

          Capital Adequacy

     If the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, .as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

          Indemnity

     The Borrower shall indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of the occurrence of any Event of Default or any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Eurodollar Loan or any part thereof which the Bank may sustain or incur as a consequence of any default in payment of the principal amount of the Loan or any part thereof or interest accrued thereon. The Bank shall provide to the Borrower a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive in the absence of manifest error.

          Change In Legality

     (a) Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower by the Bank, the Bank may require that all outstanding Eurodollar Loans made hereunder be converted to Prime Loans, whereupon all such Eurodollar Loans shall be automatically converted to Prime Loans as of the effective date of such notice as provided in paragraph (b) below.

     (b) For purposes of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, if lawful and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

          Representations

     The Borrower represents and warrants that (i) it is duly, organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) it has full power and authority to execute and perform this Note, (iii) that this Note when executed and delivered in accordance with its terms will constitute the legal, valid and binding obligation of a Borrower, enforceable against such Borrower in accordance with its terms, and (iv) no contractual restriction prevents the satisfactory performance or payment of the Note by the Borrower.

     The Year 2000 date change has not resulted in disruption of the Borrower's and its Subsidiaries' computer hardware, software, databases, systems and other equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interface), or to the Borrower's or its Subsidiaries' operations or business systems, or to the best of the Borrower's and its Subsidiaries' knowledge, to the operations or business systems of the Borrower's major vendors, customers, suppliers and counterparties. Borrower has no reason to believe that liabilities and expenditures related to the Year 2000 date-change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment, and the potential liability, if any, of the Borrower or its Subsidiaries for Year 2000 related costs incurred or disruption experienced by others) will result in an Event of Default or a Material Adverse Effect.

                                Events of Default

     If any of the following events (each, an "Event of Default") shall occur and be continuing:

        (i) the Borrower shall fail to make payment when due of any principal of or interest on any Loan hereunder; or
        (ii) the Borrower shall fail to perform or observe any other agreement, covenant, contained herein; or any representation or warranty made by the Borrower, contained herein shall prove to have been incorrect in any material respect when made or given; or
        (iii) the Borrower or any guarantor shall fail to guarantee the obligations under this note pursuant to their respective guaranties delivered to the Bank of all of the Borrower's obligations to the Bank; or
        (iv) the Borrower shall fail to provide financial statements in a form acceptable to the Bank at the Bank's request from time to time; or
        (v) the Borrower shall default in any other outstanding Liabilities (as hereinafter defined) except those disputed in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with generally accepted accounting principals; or
        (vi) the Borrower shall be adjudged to be insolvent (however such insolvency may be evidenced), or proceedings are instituted by the Borrower under the United States

        Bankruptcy Code or under any bankruptcy, reorganization or insolvency law or other law for the relief of debtors; or

        (vii) proceedings are instituted against the Borrower under the United States Bankruptcy Code or under any bankruptcy, reorganization or insolvency law or other law for the relief of debtors which remain undismissed, undischarged or unbonded for a period of 60 days; or

        (viii) there shall be a material adverse change, in the Bank's opinion, in the financial condition of the Borrower from the date hereof;

        (ix) complete or partial liquidation or suspension of any business of the Borrower; or

        (x) dissolution, merger, consolidation or reorganization of the Borrower; or

        (xi) attachment, distraint, levy, execution or final judgment against the Borrower or any of their properties; or

        (xii) any transfer, assignment, mortgage, pledge of or creation of a security interest, other than a purchase money security interest and/or security interest arising in the ordinary course of business and/or by operation of law, in any material asset of the Borrower without the consent of the Bank; and

then, in any such case the Bank may declare the Loan outstanding hereunder to be forthwith due and payable, together with accrued interest, whereupon the same will become forthwith due and payable, without demand, presentment, protest, notice of dishonor or any other notice or demand whatsoever. Notwithstanding the foregoing, upon a default under subsection (vi) hereunder, this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

          Definitions


     Business Day

          A Business Day shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and which is a day on which transactions in dollar deposits are being carried out in London, England for LIBOR Loans and New York City for Prime Loans.

     Interest Period

          (i) For Eurodollar Loans, Interest Period shall mean the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months (as selected by the Borrower and recorded on the grid attached hereto) after the date of such Loan.

          (ii)For Prime Loans, Interest Period shall mean the period agreed to by the parties hereto, however, the Interest Period shall not extend past the Termination Date.

          If any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case (x) such Interest Period shall end on the first preceding Business Day and (y) the Interest Period for any continuation of such

     Eurodollar Loan shall end on the last Business Day of a calendar month. Furthermore, no Interest Period mayextend beyond the Termination Date.

     Statutory Reserves

          Statutory Reserves shall mean a fraction (expressed as a decimal, the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject, (a) with respect to the Adjusted Certificate of Deposit Rate, for new negotiable time deposits in dollars clover $100,000 with maturities approximately equal to the applicable Interest Period, and
     (b) with respect to the Adjusted Eurodollar Rate, for Eurocurrency Liabilities as defined in Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          Set-Off

     The Borrower hereby gives to the Bank a lien on, security interest in and right of set-off against all moneys, securities and other property of the Borrower and the proceeds thereof, now or hereafter delivered to, remaining with or in transit in any manner to the Bank, its correspondents, affiliates (including Chase Securities Inc.) or its agents from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession, control or custody of the Bank in any way, and also, any balance of any deposit accounts and credits of the Borrower with, and any and all claims of the Borrower against the Bank at any time existing, as collateral security for the payment of this Note and of all other liabilities and obligations now or hereafter owed by the Borrower to the Bank, contracted with or acquired by the Bank, whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured (all of which are hereafter collectively called "Liabilities"), hereby authorizing the Bank, after the occurrence and continuance of an Event of Default, at any time or times, without prior notice, to apply such balances, credits or claims, or any part thereof, to such Liabilities in such amounts as it may select, whether contingent, unmatured or otherwise and whether any collateral security therefor is deemed adequate or not. The collateral security described herein shall be in addition to any collateral security described in any separate agreement executed by the Borrower in favor of the Bank.

          Miscellaneous

     The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged and consented to in writing by the party hereof.

     In the event the Bank or any holder hereof shall refer this Note to an attorney for collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees of internal or external counsel, whether or not suit is instituted.

     The Bank reserves the right to assign or sell participations in the Loans or the Note, including, without limitation, to any Federal Reserve Bank, in accordance with applicable law and the Borrower's consent thereto is hereby deemed granted. In connection with such sale or participation the Bank may provide any assignee or participant or prospective assignee or participant with information of the Borrower previously received by the Bank, subject to confidentiality requirements.

     In the event of any litigation with respect to this Note, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY and all rights of setoff and rights to interpose counter claims and cross-claims. The Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Note. The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of the Borrower. The Borrower hereby authorizes the Bank to complete this Note in any particulars according to the terms of the loan evidenced hereby. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contract made and to be performed in such State, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Bank, its successors, endorsees and assigns.

     If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity of all other terms and provisions hereof shall in no way be affected thereby.

HAUPPAUGE DIGITAL, INC.                    HAUPPAUGE COMPUTER WORKS, INC.

By:/s/ Kenneth R. Aupperle                 By:/s/ Kenneth R. Aupperle
   ------------------------------             ---------------------------
Name:  Kenneth R. Aupperle                 Name:  Kenneth R. Aupperle
Title:  President                          Title:  President


By:/s/ Kenneth Plotkin                     By: /s/ Kenneth Plotkin
   ------------------------------              --------------------------
Name:  Kenneth Plotkin                     Name:  Kenneth Plotkin
Title:  Chairman and CEO                   Title:  Chairman and CEO

                               PRIME RATE ADVANCES

                                                                                      Unpaid
                                            Interest          Amount of               Principal
          Amount of        Maturity         Rate per          Principal               Balance             Notation
Date      Advance          Date             Annum             Paid                    Advance             Made by
----      ----------       ---------        -------           ---------------         -------             -------




                                 LIBOR ADVANCES



                                                                                      Unpaid
                                            Interest          Amount of               Principal
          Amount of        Maturity         Rate per          Principal               Balance             Notation
Date      Advance          Date             Annum             Paid                    Advance             Made by
----      ----------       ---------        -------           ---------------         -------             -------

